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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our reports dated February 21, 1997, included in this Amendment No. 3 to Form 10-K/A for the year ended December 31, 1996 and, in the Company's previous filings as listed:

                 Form S-8 Registration Statement No. 33-71806
                 Form S-8 Registration Statement No. 33-57014
                 Form S-8 Registration Statement No. 33-81356
                 Form S-8 Registration Statement No. 33-81358
                 Form S-8 Registration Statement No. 33-82562
                 Form S-8 Registration Statement No. 33-87114
                 Form S-3 Registration Statement No. 33-95084
                 Form S-8 Registration Statement No. 33-97246


                                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
June 10, 1997